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                                                                      EXHIBIT 5



                                 May 15, 2000



PopMail.com, inc.
4801 West 81st Street, Suite 112
Bloomington, Minnesota 55437

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:


         We have acted as counsel on behalf of PopMail.com, inc. (the "Company") in connection with Amendment No. 1 to a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on May 15, 2000 relating to the registration under the Securities Act of 1933, as amended, of a maximum of 10,077,798 shares of common stock, par value $.01 per share (the "Common Stock"), issuable by the Company as follows: (a) 3,000,000 shares issuable upon exercise of warrants, issued in connection with a recent private placement; (b) 275,000 shares of Common Stock issuable upon conversion of the Company's Series E Preferred Stock; (c) 275,000 shares issuable upon the exercise of certain warrants issued to the holders of the Series E Preferred Stock; (d) 4,407,098 shares issuable upon the exercise of certain warrants issued to the former shareholders of popmail.com, inc. ("Old Popmail") in connection with the Company's merger with Old Popmail; (e) 2,000,000 shares issuable upon the exercise of certain other warrants; and (f) 120,700 shares held by certain shareholders of the Company.


         Upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes hereof and including and in reliance upon certain certificates by the Company, it is our opinion that:

         1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

         2. The Common Stock has been duly authorized and, when issued as described in the registration statement, will be legally issued, fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to Amendment No. 2 to the Registration Statement.


                                          Very truly yours,


                                          /s/ Maslon Edelman Borman & Brand, LLP